[Exhibit 10.1]

DIRECTOR AGREEMENT

THIS AGREEMENT made as of May 10, 2011, by and between Lightwave Logic, Inc., located at 121 Continental Drive, Suite 110, Newark, DE 19713 (the “Company”); and Joseph A. Miller (“Director”).

WHEREAS, the Company and the Director desire to enter into an agreement which will set forth the terms and conditions upon which the Director shall serve as a director on the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties have agreed, and do hereby agree, as follows:

Section 1: Appointment.

The Company’s Board of Directors appoints the Director as a member of the Company’s Board of Directors and the Director accepts such appointment upon the terms and conditions set forth. The Director shall serve as a member of the Company’s Board of Directors until his successor is appointed or elected and shall qualify. However, neither the Company, nor any other person, shall be required to cause the continuation, election, or re-appointment of the Director as a member of the Company’s Board of Directors.

Section 2: Indemnification

The Director shall receive the full benefits, protection, and rights of full and complete indemnification from the Company in connection with his position with the Company as a member of the Company’s Board of Directors to the fullest extent permitted by law.   Further, the Director shall be named as an insured on the Company’s underwritten officer and director liability insurance policy.

Section 3: Compensation.

Pursuant to the Company’s 2007 Employee Stock Plan, the Director will receive an option to purchase up to Two Hundred Thousand (200,000) shares of restricted common stock of the Company at the strike price of $1.12 per share. The options shall vest as follows: (i) fifty thousand (50,000) options shall vest immediately; and (ii) the remaining options shall vest in three (3) equal annual installments of fifty thousand (50,000) options per year commencing on the 1st day of each one year anniversary of execution of this Agreement.  All of the options shall expire on May 9, 2016.

Section 4: Duties/ Extent of Services.

The Director shall serve as a member of the Board of Directors of the Company, and shall assume the duties that the Chairman of the Board may assign.  Subject to Section 6 contained herein, nothing in this Agreement shall be construed to limit the Director's freedom to engage in other businesses.  It is agreed, however, that the Director will devote his best efforts to the needs of the Company, and shall not allow his other business activities to materially interfere with his duties to the Company.

Section 5: Expenses.

Subject to prior approval of the Chairman of the Board of Directors, the Director is authorized to incur reasonable expenses on behalf of the Company in performing his duties, including expenses for travel, transportation, entertainment, and similar items, which expenses shall be paid by the Company.

Section 6: Director’s Non-Disclosure.

The Director shall execute the Director’s Non-disclosure Agreement attached hereto as Appendix A, which is incorporated into this Agreement.

Section 7: Waiver of Breach.

The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 8: Entire Agreement

This Agreement contains the entire agreement of the parties pertaining to the appointment of the Director to the Company’s Board of Directors.

Section 9: Amendment of Agreement

No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced. No change or modification by the Company shall be effective unless it is approved by the Company’s Board of Directors and signed by an officer specifically authorized to sign such documents.

Section 10: Severability of Provisions

If any provision of this Agreement or the Director’s Non-disclosure Agreement is invalidated or held unenforceable, the invalidity or unenforceability of that provision or provisions shall not affect the validity or enforceability of any other provision of this Agreement or the Director’s Non-disclosure Agreement.

Section 11: Governing Law and Venue

All questions regarding the validity and interpretation of this Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Delaware.  The sole and proper venue shall be New Castle County, Delaware.

Section 12: Arbitration of Disputes

If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

IN WITNESS, the parties have executed this Agreement in duplicate on the date and year first above written.

Director,

_/s/Marjorie Gilbert__

__/s/ Joseph A. Miller_____

Witness

Joseph A. Miller

Lightwave Logic, Inc.,

_______________

By:__/s/ James S. Marcelli___

Witness

      James S. Marcelli, CEO

APPENDIX A

Director’s Non-Disclosure Agreement

DIRECTOR’S NON-DISCLOSURE AGREEMENT

THIS AGREEMENT made as of May 10, 2011, by and between Lightwave Logic, Inc., located at 121 Continental Drive, Suite 110, Newark, DE 19713 (“Company”); and Joseph A. Miller (“Director”).

WHEREAS, Company is a technology company focused on the development of a Next Generation Non-linear Optical Polymer Materials Platform for applications in high speed fiber-optic data communications and optical computing, which involves the development and utilization of information not generally known in the industry or industries in which the Company is or may become engaged.

WHEREAS, the Company desires to appoint the Director as a member of the Company’s Board of Directors and the Director accepts such appointment;

WHEREAS, in performing his services as a director for Company, Director will necessarily be given access to “secret information” (defined below), which will be identified by Company as such; and

WHEREAS, the use of the secret information by, or its disclosure to, any person or organization other than Company and its employees or Director would be highly detrimental and damaging to Company.

NOW THEREFORE, with the foregoing recitals being incorporated herein by reference and deemed an essential part hereof and in consideration of the mutual promises, covenants and conditions contained herein, the parties agree as follows:

Section 1.

Secret Information

For the purposes of this Agreement, “secret information” shall mean information relating to the Company’s  methods, concepts, ideas, products, and services which is of a proprietary or confidential nature, whether communicated orally or in writing, data or sample form, including, without limitation, concepts, techniques, processes, designs, cost data, computer programs, and other know-how that is disclosed to the Director by the Company.

Section 2.

Nondisclosure of Secret Information

2.1

Non-disclosure. Director shall not, without the prior written consent of the Company, disclose such secret information to any third party, including any third party consultant(s).  Further, Director shall only use the secret information pursuant to and for the purpose of performing his services as a director for Company. The parties acknowledge that irreparable injury and damage will result from disclosure of the secret information to unauthorized third parties or from utilization of the secret information for any purpose other than the purposes described herein. Also, Director shall take all reasonable steps to ensure that the secret information in the Director’s possession remains confidential.

The foregoing restrictions shall not be applicable to any information which:

(a)

the Director can show was previously known to him prior to receipt from the Company, without breach of an obligation of confidence to any third party;

(b)

is now, or hereafter, comes into the public domain as, for example, by publications, including issued United States and foreign patents, or is otherwise legally known or available to the public through sources other than the Director;

(c)

is subsequently legally disclosed to the Director by a third party not owing obligations of confidence to the Company, or

(d)

is, or will be, developed independently by the Director solely through his affiliates which have not been exposed directly or indirectly to the secret information, or

(e)

the Director is obligated to produce as a result of a court order or other valid and legally enforceable mandate, provided that the Company has been given notice thereof and an opportunity to waive its rights or to seek a protective order or other appropriate remedy.

For the purposes of this Section 2, disclosures which provide specific detailed information shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general disclosures in the public domain or in the Director’s possession.  In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because information about individual components are separately in the public domain or in the Director’s possession, but only if the combination itself and its principle of operation are in the public domain or in the lawful possession of the Director without restriction on disclosure.

2.2

Return of documents. Upon termination of Director’s position as a member of the Company’s Board Of Directors, Director agrees that all documents, records, notebooks and similar repositories of or containing secret information, including copies of such materials, then in its possession, whether prepared by it or others, will be returned to the Company.

2.3

Director acknowledges that the secret information belongs to Company, that Company claims the secret information comprises trade secrets, claims that the secret information is confidential to Company and that each of the obligations assumed by Director in this, and the other paragraphs contained herein, is a material inducement to disclose the secret information to Director.

Section 3.

No License Granted

Nothing herein shall be deemed to confer on the Director a license or other right to use the secret information disclosed hereunder for any purpose other than the purposes expressly stated in this Agreement.  Specifically and without limitation, Director shall have no license or right to use any secret information in developing any invention, discovery, know-how, trade secret, patent, trademark, or copyright.

Section 4.

Enforcement

In the event that the Director shall breach this Agreement, or in the event that such breach appears to be an imminent possibility, Company shall be entitled to all legal and equitable remedies afforded it by law as a result of the breach (including an injunction restraining the party or parties about to commit any breach of this Agreement, or who have committed a breach of it, without showing or proving any actual damage sustained by Company), and may, in addition to any and all other forms of relief, recover from Director all reasonable costs and attorneys' fees encountered by it in seeking any such remedy.

Section 5.

Binding Effect

This Agreement shall be binding upon the parties to this Agreement and upon their respective executors, administrators, legal representatives, successors and assigns.

Section 6.

Applicable Law

This Agreement shall be governed for all purposes by the laws of the State of Delaware, with New Castle County as the agreed upon proper venue. The Company shall retain all rights and remedies afforded it under the patent, trademark, copyright and other laws of the United States and the States thereof, and of other countries, including without limitation any laws designed to protect proprietary or secret information.

In witness, the parties executed this Agreement on the date first shown above.

Witness

Director

_/s/Marjorie Gilbert__

__/s/ Joseph A. Miller_____

Name: Marjorie Gilbert

Joseph A. Miller

Witness

Company

__________________

By:__/s/ James S. Marcelli___

Name:_____________

     James S. Marcelli, CEO